Exhibit 5.1

December 18, 2024

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, CA 90404

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Super League Enterprise, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the following securities of the Company: (i) shares (the “Company Shares”) of common stock, par value $0.001 per share (“Common Stock”); (ii) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), in one or more series; (iii) senior debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Senior Debt Securities”) pursuant to a senior indenture (the “Senior Indenture”), to be entered into between the Company and a senior trustee to be named in a prospectus supplement; (iv) subordinated debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) pursuant to an subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), to be entered into between the Company and a subordinated trustee to be named in a prospectus supplement; (v) warrants to purchase Common Stock (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and a bank or trust company to be identified therein as warrant agent; and (vi) units consisting of two or more of the Securities (as defined below) (“Units”)(items (i) through (vi) above are collectively referred to herein as the “Securities”), which may be issued pursuant to one ore more unit agreements (each, a “Unit Agreement”), that may be sold from time to time pursuant to Rule 415 under the Act for an initial aggregate offering price not to exceed $100,000,000. The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

The Securities may be offered and sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), and supplements to the Prospectus (each, a “Prospectus Supplement”).

For purposes of the opinions expressed herein, we have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion.

In rendering the opinions contained herein, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct, and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; (iv) all persons who signed such documents on behalf of a business entity were duly authorized to do so; (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate; and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. We have assumed that there are no amendments, modifications, or supplements to such documents other than those amendments, modifications, and supplements that are known to us.

In rendering the opinions set forth below, we have assumed (i) that at the time of offer, issuance and sale of any Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Securities Act; (ii) any required Prospectus Supplement(s) with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that the Board of Directors of the Company duly authorizes by proper corporate action the terms and issuance of the Securities; (iv) the qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the “TIA”), with respect to the Debt Securities; (v) the due execution, authentication, issuance and delivery of the Debt Securities by the Company upon payment of the consideration therefor as provided in the applicable purchase, underwriting or similar agreements duly approved by the requisite corporate action by the Company and otherwise, if applicable, in accordance with the provisions of the Indenture governing the Debt Securities; (vi) upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); and (vii) upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Certificate of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Certificate of Incorporation.

In rendering the opinions expressed in paragraphs 3 through 5 below with respect to the Securities referred to therein, we have additionally assumed that: (i) the Trustee identified in the Indenture will have all requisite power and authority to execute, deliver, and perform its obligations under the Indenture in question; (ii) at the time of execution of the Indenture in question, the execution and delivery thereof and the performance of such obligations will have been duly authorized by all necessary action on the Trustee’s part, and the Indenture in question will have been duly delivered by it; (iii) at the time of execution of the Indenture, the Indenture in question will be enforceable in accordance with the terms thereof; (iv) any supplemental indenture to an Indenture and any Board Resolution (as defined in the Indenture in question) and/or Officer’s Certificate (as defined in the Indenture in question) executed and delivered pursuant to the Indenture in question, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture in question as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Indenture in question as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate; (v) the Company is and at all times material hereto will be a corporation duly organized and validly existing under the laws of the State of Delaware; and (vi) the Indenture in question actually entered into by the Company and Trustee will not deviate in any material or substantial respect from the Indenture terms described in the Registration Statement, such that any deviation would alter our opinions contained herein.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement (or term sheet) with respect to the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the Second Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Certificate of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a certificate or certificates representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Common Stock, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2.

With respect to any offering of a series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement(s) (or term sheet) with respect to the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms, as well as the terms of the issuance and sale, of the Offered Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Certificate of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) a certificate or certificates representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, with respect to the Offered Preferred Stock, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid, and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3.

With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture (as supplemented) has been qualified under the Trust Indenture Act; (ii) an appropriate Prospectus Supplement(s) (or term sheet) with respect to the Offered Debt Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms, as well as the terms of the issuance and sale, of the Offered Debt Securities have been duly established in conformity with the applicable Indenture (as supplemented) so as not to (A) violate any applicable law, (B) violate the Certificate of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities are duly executed and authenticated in accordance with the provisions of the applicable Indenture (as supplemented) and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange, or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Indenture (as supplemented) and the applicable underwriting agreement, if any, or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, to the extent Delaware law governs such issues.

4.

With respect to any offering of Warrants to be issued under a Warrant Agreement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement(s) (or term sheet) with respect to the Offered Warrants has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, (iv) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement; (v) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Certificate of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Certificate of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants are duly executed, issued, and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, the Offered Warrants will be valid and binding obligations of the Company, to the extent that Delaware law governs such issues.

5.

With respect to any offering of Units (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate Prospectus Supplement(s) (or term sheet) with respect to the Offered Units has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to authorize and approve (A) the issuance and terms of the Offered Units, (B) the issuance and terms of any Warrants which are a component of the Units, the terms of the offering thereof and related matters, and the execution and delivery of any related Warrant Agreement, and (C) the issuance and terms of any Preferred Stock or Common Stock which are a component of the Units, the terms of the offering thereof and related matters, (iv) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Certificate of Incorporation and the Bylaws of the Company, each as amended and then in effect, so as not to (A) violate any applicable law, (B) violate the Certificate of Incorporation or the Bylaws of the Company, each as amended and then in effect, or (C) result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) all of the parties duly execute and deliver (A) the applicable Offered Units, (B) such Warrants and Warrant Agreement, and (C) such Preferred Stock and Common Stock, and each such Security is issued, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of the Warrants, or the Company’s Certificate of Incorporation and Bylaws (as amended to such date and then in effect), in the case of such Preferred Stock and Common Stock, such Offered Units will be valid and binding obligations of the Company, to the extent Delaware law governs such issues.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Act, (b) the Board shall not have rescinded or otherwise modified the authorization of such Securities, (c) that a definitive purchase, underwriting or similar agreement, including any Agreements, with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (d) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (e) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties, or (iv) any applicable law (other than the Delaware General Corporation Law and the law of the State of California in each case as in effect on the date hereof).

The opinions set forth in this letter are limited to the Delaware General Corporation Law and the law of the State of California, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation